Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust/ING Variable Funds

We consent to the use of our reports dated February 27, 2009, incorporated herein by reference, on the financial statements of ING Growth and Income Portfolio II, a series of ING Investors Trust, and ING Growth and Income Portfolio, a series of ING Variable Funds, and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts
April 24, 2008